UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/09/2009

Entorian Technologies Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-50553

Delaware	56-2354935
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

4030 W. Braker Lane
Austin, TX 78759
(Address of principal executive offices, including zip code)

512 334 0111
(Registrant’s telephone number, including area code)

Staktek Holdings, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

In July 2008, Entorian Technologies Inc. (we or our) entered into senior secured convertible notes (the Notes) in the amount of approximately $10.7 million with an annual interest rate of 6% with certain stockholders of Augmentix Corporation (Augmentix) when we acquired Augmentix. The note holders included Austin Ventures VIII, L.P. (one of our affiliates), Centennial Ventures VII, L.P., Centennial Entrepreneurs Fund VII, L.P., G-51 Capital Collaborative Fund III, L.P., G-51 Capital Collaborative Affiliates Fund III, L.P., Comerica Incorporated and Square One Bank. In June 2009, we finalized a working capital adjustment, which resulted in an adjustment to the working capital in our favor of approximately $0.6 million. The Notes were reduced from approximately $10.7 million to approximately $10.1 million.   Interest payments were due each January 31 and July 30, with the principal due on December 31, 2010. The former Augmentix stockholders had the right to convert the principal and any unpaid interest into our common stock at a conversion price of $30.00 at any time prior to the earlier of (i) December 31, 2010, (ii) a change of control of Entorian or (iii) the redemption of all of the outstanding principal amount of the notes. At any time subsequent to the issuance of the Notes, we had the right to redeem the Notes for the redemption amount, which was equal to the outstanding principal balance plus accrued interest, with at least 30 days prior written notice.

Effective December 10, 2009, we entered into an agreement with all of the holders of the Notes to pay 80% of the principal amount of the face amount of each Note, plus accrued interest through the payment date, in exchange for a full release from the Notes. We paid an aggregate of approximately $8.3 million, including interest, to these holders on December 10, 2009, and have no other long-term debt.

Item 1.02.    Termination of a Material Definitive Agreement

See Item 1.01, above.

Item 8.01.    Other Events

We are a claimant in the class action antitrust litigation entitled In Re Dynamic Random Access Memory (DRAM) Antitrust Litigation pending in the United States District Court of the Northern District of California (the Court). A settlement was reached in this litigation. Pursuant to terms of the settlement, claimants who purchased DRAM in a certain time period were able to make claims for recovery. We purchased DRAM in this time period and submitted a claim with the claims administrator.

On December 9, 2009, we received approximately $7.7 million, which concludes our participation in this matter.

Item 9.01.    Financial Statements and Exhibits

10.1.        Form of Senior Secured Convertible Note Payoff Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entorian Technologies Inc.

Date: December 10, 2009	By:	/s/ Stephanie Lucie
Stephanie Lucie
SVP, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
EX-10.1	Form of Senior Secured Convertible Note Payoff Agreement